SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 18, 2004, Union Pacific Corporation (the “Company”) agreed to make a public offering of $250,000,000 aggregate principal amount of its 4.875% Notes due 2015 (the “Notes”) pursuant to an Underwriting Agreement with Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the “Underwriting Agreement”), as representatives of Banc of America Securities LLC, Barclays Capital, Inc., Daiwa Securities America Inc., Lazard Frères & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the additional underwriters of the offering. The sale of the Notes was registered under the Securities Act of 1933, as amended (the “Act”), by Registration Statement on Form S-3 (Registration No. 333-111185) filed with the SEC by the Company, which was declared effective by the SEC on December 29, 2003 (the “Registration Statement”). The form of the Underwriting Agreement was filed as an exhibit to the Registration Statement, and a Prospectus regarding the offering was filed with the SEC under Rule 424(b)(5) of the Act. A Prospectus Supplement pertaining to the offering was filed with the SEC on November 22, 2004.

Attached to this report is an opinion regarding the issuance of the Notes on November 23, 2004, which is delivered in connection with the offerings. The opinion is delivered by James J. Theisen, Jr., Assistant General Counsel of the Company, and supplements the original opinion delivered in connection with the filing of, and included as an exhibit to, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

5.1	Opinion and consent of James J. Theisen, Jr., Assistant General Counsel of the Company, regarding the offering of certain debt securities under a shelf registration statement.

23.1	Consent of James J. Theisen, Jr. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2004

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President –Law and General Counsel

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion and consent of James J. Theisen, Jr., Assistant General Counsel of the Company, regarding the offering of certain debt securities under a shelf registration statement.

23.1	Consent of James J. Theisen, Jr. (included as part of Exhibit 5.1)